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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement.
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2)).
[X]  Definitive Proxy Statement.
[ ]  Definitive Additional Materials.
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                      P.A.M. TRANSPORTATION SERVICES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                 Not Applicable
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1) Title of each class of securities to which transaction applies:

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     2) Aggregate number of securities to which transaction applies:

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     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     4) Proposed maximum aggregate value of transaction:

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     5) Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

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     2) Form, Schedule or Registration Statement No.:

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     4) Date Filed:

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PERSONS WHO POTENTIALLY ARE TO RESPOND TO THE COLLECTION OF INFORMATION
CONTAINED IN THIS FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

SEC 1913 (02-02)

                      P.A.M. TRANSPORTATION SERVICES, INC.
                        297 WEST HENRI DETONTI BOULEVARD
                           TONTITOWN, ARKANSAS 72770

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                             ---------------------

To our Stockholders:

     The 2003 Annual Meeting of Stockholders of P.A.M. Transportation Services, Inc., a Delaware corporation, will be held at the Westin La Cantera Resort, 16641 La Cantera Parkway, San Antonio, Texas, on Thursday, May 29, 2003 at 9:00 a.m. local time, for the following purposes:

          (1) To elect eight directors to serve until the next annual meeting of stockholders and until their successors have been elected and qualified; and

          (2) To conduct such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

     Only stockholders of record as of the close of business on April 7, 2003 will be entitled to notice of and to vote at the meeting or any adjournment or postponement of the meeting.

                                          By Order of the Board of Directors

                                          /s/ Robert W. Weaver

                                          ROBERT W. WEAVER
                                          President and Chief Executive Officer

April 28, 2003

                             YOUR VOTE IS IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO COMPLETE, SIGN, DATE AND MAIL THE ENCLOSED PROXY IN THE ACCOMPANYING RETURN ENVELOPE TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED WITHIN THE UNITED STATES.

                      P.A.M. TRANSPORTATION SERVICES, INC.

                             ---------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 29, 2003

                                PROXY STATEMENT

                              GENERAL INFORMATION

     This proxy statement and form of proxy, which are first being mailed to stockholders on or about April 28, 2003, are furnished in connection with the solicitation of proxies on behalf of our Board of Directors, for use at our Annual Meeting of Stockholders to be held at the Westin La Cantera Resort, 16641 La Cantera Parkway, San Antonio, Texas, on Thursday, May 29, 2003, at 9:00 a.m., local time, and at any or all adjournments or postponements of the meeting. The address of our principal executive offices is 297 West Henri DeTonti Boulevard, Tontitown, Arkansas 72770 and our telephone number is (479) 361-9111.

     We are paying the costs of this solicitation. In addition to the mails, proxies may be solicited by our officers and regular employees, without remuneration, in person or by telephone, email or facsimile. It is anticipated that banks, brokerage houses and other custodians, nominees and fiduciaries will forward soliciting material to beneficial owners of stock entitled to vote at the meeting, and such persons will be reimbursed for the out-of-pocket expenses incurred by them for forwarding the material.

     Any proxy given pursuant to this solicitation may be revoked by any stockholder who attends the meeting and gives oral notice of his or her election to vote in person, without compliance with any other formalities. In addition, any proxy given pursuant to this solicitation may be revoked prior to the meeting by delivering to the Secretary of P.A.M. an instrument revoking it or a duly executed proxy for the same shares bearing a later date. Proxies that are returned properly executed and not revoked will be voted in accordance with the stockholder's directions specified in the proxy. Where no direction is specified, proxies will be voted FOR the approval of the election of each of the nominees for director listed in this proxy statement. Abstentions and broker non-votes will not be counted as votes either in favor of or against the election of any nominee.

     Only stockholders of record at the close of business on the record date of April 7, 2003 will be entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements of the Annual Meeting. As of April 7, 2003, there were 11,289,207 shares of our common stock outstanding. Each share of common stock issued and outstanding on the record date is entitled to one vote.

                             ELECTION OF DIRECTORS

     Members of the Board of Directors of the company are elected annually to serve until the next annual meeting of stockholders or until their successors are elected and qualified. Directors are elected by a plurality of the votes of shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Our Bylaws provide that the number of members of the Board of Directors shall be established from time to time by our stockholders. The number of members of the Board is presently set by the shareholders at eight.

     The following eight individuals have been nominated by the Board of Directors for re-election to the Board of Directors:

     Frederick P. Calderone, age 52, has served as a Vice President of CenTra, Inc. for the past 15 years. CenTra, is a transportation holding company headquartered in Warren, Michigan. Prior to joining CenTra, Mr. Calderone was a partner with Deloitte, Haskins, & Sells, Certified Public Accountants (now Deloitte & Touche LLP). Mr. Calderone is a certified public accountant and an attorney. Mr. Calderone has served as a director of P.A.M. since May 1998.

     Frank L. Conner, age 53, has served as Executive Vice President, Finance and Accounting and Chief Financial Officer of FedEx Freight East (formerly American Freightways, Inc.) since February 2001. Mr. Conner previously served as a Director of American Freightways from 1989 to February 2001 and held various positions with American Freightways, including serving as Executive Vice President-Finance and Accounting and Chief Financial Officer from November 1995 to February 2001. Mr. Conner previously served thirteen years with McKesson Service Merchandise in various positions including General Manager and Chief Financial Officer. Mr. Conner served seven years in public accounting with Peat, Marwick & Mitchell prior to joining McKesson. Mr. Conner has served as a director of P.A.M. since July 2002.

     Thomas H. Cooke, age 68, was employed by Ford Motor Company for 33 years and has been retired since 1996. While at Ford, he served in various managerial capacities, primarily finance and controller executive positions responsible for financial analysis, financial controls, business plans, budget development, accounting, and auditing in Ford's Product Development Group, several manufacturing divisions, an overseas affiliate, and Finance Staff. During his last three years at Ford, Mr. Cooke served as Global Manager of Customs Compliance and Analysis in the Transportation and Logistics Office. He holds an MBA in Finance from the University of California at Berkeley. Mr. Cooke has served as a director of P.A.M. since July 2002.

     Manuel J. ("Matty") Moroun, 75, is the President and Chief Executive Officer of CenTra, Inc., a transportation holding company headquartered in Warren, Michigan. Mr. Moroun has been a principal stockholder and officer of CenTra and its predecessor companies since 1954, and its Chief Executive Officer since 1970. CenTra is one of the largest privately held transportation holding companies in the United States. Mr. Moroun has served as a director of P.A.M. since May 2002. Mr. Moroun is the father of Matthew T. Moroun, a director of the company who has been nominated for re-election at the Annual Meeting.

     Matthew T. Moroun, age 30, has been a director and manager of Liberty Bell Agency, an insurance claims adjustment company, since 1994, and since 1995 has been Chairman of the Board of DuraRock Reinsurance, Ltd., a reinsurance company. Mr. Moroun has also served as Vice Chairman and as a director of CenTra, Inc., a transportation holding company based in Warren, Michigan, since 1993; and is a principal shareholder of CenTra. Mr. Moroun has served as a director of P.A.M. since May 1992. Mr. Moroun is the son of Manuel J. Moroun, a director of the company who has been nominated for re-election at the Annual Meeting.

     Daniel C. Sullivan, age 62, has been a practicing attorney, specializing in transportation law, for more than ten years. Mr. Sullivan is currently a member of the firm of Sullivan, Hincks & Conway, Oak Brook, Illinois. Mr. Sullivan has served as a director of P.A.M. since June 1986.

     Robert W. Weaver, age 53, is one of our co-founders. He has over 20 years of experience with our company and has served as our President and Chief Executive Officer since 1990. Mr. Weaver has served as a director of P.A.M. since 1990.

     Charles F. Wilkins, age 64, retired in January 1995 after 34 years of employment with Ford Motor Company, and since January 1995 has been self-employed as a logistics consultant. He served in various positions with Ford Motor Company in transportation management, including three years of service as Traffic Manager in Europe. Mr. Wilkins retired from the position of Director, Transportation and Traffic Office, in which he had served since 1990. Mr. Wilkins has been a member of the National Motor Carrier Advisory Committee of the Federal Highway Administration and was previously active in the National Industrial Transportation League as Chairman of the Audit Committee and Third Vice Chairman. Mr. Wilkins is currently an associate member of the American Society of Transportation and Logistics and a member of the Council of Logistics Management. Mr. Wilkins has served as a director of P.A.M. since June 1995.

     Proxies received will be voted for the director nominees named above, unless authority to do so is withheld. In the event any nominee is unable or declines to serve as a director at the time of the meeting, the persons named as proxies will have discretionary authority to vote the proxies for the election of such person or persons as may be nominated in substitution by the Board of Directors. We are not aware of any current circumstances which would render any nominee named above unable to serve if elected.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION OF THE NOMINEES NAMED ABOVE.

COMMITTEES OF THE BOARD AND MEETINGS

     Our Board of Directors has the following standing committees:

          (A) The Executive Committee, currently composed of Messrs. Matthew Moroun and Weaver, exercises the authority of the Board of Directors in accordance with our Bylaws between regular meetings of the Board. The Executive Committee did not meet during 2002.

          (B) The Audit Committee, currently composed of Messrs. Conner, Cooke, Sullivan and Wilkins, reviews and makes recommendations to the Board of Directors on our audit procedures and independent auditors' report to management and selects our independent auditors. Each member of the Committee is a non-employee director, who is "independent" as defined in Rule 4200(a)(14) of the listing standards of the National Association of Securities Dealers. The Board of Directors has adopted a written charter for the Audit Committee. The Audit Committee held five meetings during 2002.

          (C) The Compensation and Stock Option Committee, currently composed of Messrs. Calderone, Matthew Moroun, Sullivan and Wilkins, reviews and makes recommendations to the Board of Directors with respect to compensation of our officers and assists the Board in the administration of our stock option plans. The Compensation and Stock Option Committee held one meeting during 2002.

     The Board of Directors does not have a Nominating Committee that nominates candidates for election to the Board of Directors, that function being reserved to the entire Board.

     During 2002, the Board of Directors held seven meetings. Each incumbent director attended at least 75% of the aggregate of all meetings held by the Board of Directors and by committees of the Board on which the director served.

AUDIT COMMITTEE REPORT

     The Audit Committee of the Board of Directors oversees our financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process, including systems and internal controls. In fulfilling its oversight responsibilities, the Committee reviewed and discussed our audited financial statements for the year ended December 31, 2002 with management and discussed with Deloitte & Touche LLP, certified public accountants, our independent auditors and accountants, the matters required to be discussed by Statement on Auditing Standards No. 61 with respect to those statements.

     The Committee also received and reviewed the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees) and discussed with Deloitte & Touche LLP its independence in connection with its audit of our most recent financial statements. Based on this review and these discussions, the Committee recommended to the Board of Directors that these audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2002 for filing with the Securities and Exchange Commission.

                                          Audit Committee

                                          Frank L. Conner
                                          Thomas H. Cooke
                                          Daniel C. Sullivan
                                          Charles F. Wilkins

     The information in the Audit Committee Report shall not be deemed to be soliciting material, or be filed with the Securities and Exchange Commission or subject to Regulation 14A or 14C or to liabilities of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate these paragraphs by reference.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers and persons who own more than 10% of our outstanding common stock to file with the Securities and Exchange Commission reports of changes in ownership of our common stock held by such persons. Executive officers, directors and greater than 10% stockholders are also required to furnish us with copies of all forms they file under this regulation. To our knowledge, based solely on a review of the copies of such reports furnished to us and representations that no other reports were required, during the year ended December 31, 2002, our officers, directors and 10% stockholders complied with all Section 16(a) filing requirements applicable to them except that Mr. Sullivan failed to timely file a Form 4 relating to the purchase of 3,000 shares of the company's common stock upon exercise of two stock options.

                             EXECUTIVE COMPENSATION

     The following table provides certain summary information concerning compensation paid to or accrued on behalf of each of the named executive officers for the years ended December 31, 2002, 2001 and 2000.

SUMMARY COMPENSATION TABLE

                                                                      LONG TERM
                                              ANNUAL COMPENSATION    COMPENSATION
                                             ---------------------   ------------
                                                                      SECURITIES
                                                                      UNDERLYING         ALL OTHER
NAME AND PRINCIPAL POSITION           YEAR    SALARY       BONUS      OPTIONS(#)      COMPENSATION(1)
---------------------------           ----   --------     --------   ------------     ---------------
Robert W. Weaver....................  2002   $407,500     $182,310     120,000                 0
  President and Chief Executive       2001    387,500      131,810           0                 0
  Officer, Director                   2000    362,500       95,475           0            $2,550
W. Clif Lawson......................  2002    219,000       98,403      90,000             2,600
  Executive Vice President and        2001    204,000       68,930           0             2,550
  Chief Operating Officer             2000    186,680       49,438           0             2,500
Larry J. Goddard....................  2002    175,000       81,270      90,000             2,636
  Vice President of Finance,          2001    162,500       57,667           0             2,450
  Chief Financial Officer, Secretary  2000    150,000       41,373           0             2,550
  and Treasurer

---------------

(1) Represents amounts contributed by P.A.M. pursuant to its 401(k) Plan.

EMPLOYMENT AGREEMENTS

     We entered into an employment agreement with Robert W. Weaver effective July 1, 1998, which expired in July 2002. Mr. Weaver's annual base salary pursuant to the agreement was $400,000. Mr. Weaver was granted an option upon execution of the agreement to purchase 30,000 shares of common stock. Under the terms of the agreement, Mr. Weaver participated in bonus programs as authorized by the Board of Directors and was provided an automobile.

     We have entered into a new three-year employment contract with Mr. Weaver that became effective July 1, 2002 upon the expiration of the term of his prior employment agreement. We have also entered into employment agreements with W. Clif Lawson, our Executive Vice President and Chief Operating Officer, and Larry
J. Goddard, our Vice President of Finance and Chief Financial Officer, with terms that commenced January 1, 2002 and end on June 30, 2004 and December 31, 2004, respectively. Under these employment agreements, each of the executives receives a minimum annual base salary that increases throughout the term of his respective agreement. Mr. Weaver's base salary ranges from $415,000 to $445,000, Mr. Lawson's base salary ranges from $214,000 to $234,000, and Mr. Goddard's base salary ranges from $175,000 to $195,000. The base salaries may be increased at any time in the sole discretion of the Board of Directors, and the executives are also entitled to receive discretionary bonuses from time to time as may be determined by the

Board. Each agreement provides that if the executive is terminated due to medical disability, he shall continue to receive his then current base salary for a period of twelve months, and if the executive is terminated without cause, he will be entitled to receive all compensation due under the respective agreement for the remainder of the term of the agreement. Each agreement contains a three-year confidentiality provision and a one-year non-competition provision. Each agreement may be extended at the company's option for an additional one-year period. If the option is exercised, Messrs. Weaver, Lawson and Goddard will be entitled to annual base salaries during the extension period of $460,000, $244,000 and $205,000, respectively.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During 2002, Messrs. Calderone, Conner, Cooke, Matthew Moroun, Sullivan and Wilkins served as members of the Compensation and Stock Option Committee, though not all together at the same time. Mr. Matthew Moroun, a member of the Compensation and Stock Option Committee and the Executive Committee of the Board of Directors, and our largest stockholder, is the controlling stockholder, Vice Chairman and a director of CenTra, Inc., a transportation holding company based in Warren, Michigan. During 2002, certain subsidiaries of CenTra paid us a total of $239,157 for transporting freight. We also made payments to certain subsidiaries of CenTra during 2002 in the aggregate amount of $633,086. These payments related to property leases ($230,917), insurance premiums ($384,516), and other miscellaneous services or expenses ($17,653); and are more fully described in the paragraphs below.

     Payments were made to Crown Enterprises, Inc. in the amount of $226,817 for real estate leases. Properties leased from Crown Enterprises, Inc. include office and maintenance facilities in Oklahoma City, Oklahoma and Effingham, Illinois and trailer drop yards in eleven states. The lease in Oklahoma City, Oklahoma expires on July 31, 2003. The lease in Effingham, Illinois and the trailer drop yard leases are generally month to month leases with automatic monthly renewal provisions. Property is also leased from Lakeshore Properties that is used for trailer drop yards. Payments were made to Lakeshore Properties in the amount of $4,100 during 2002 and represent lease payments made in accordance with lease agreements that contain automatic monthly renewal provisions.

     During 2002 payments were made to Cherokee Insurance Company ($29,865) and Liberty Bell Agency ($188,371). The payments were for insurance premiums paid pursuant to agreements to provide non-trucking liability coverage (Cherokee Insurance Company) and physical damage insurance coverage (Liberty Bell Agency) for a group of the company's independent contractors. Both the Cherokee Insurance Company and the Liberty Bell Agency agreements are made directly with the independent contractors. The company acts only as a sponsor for the programs. The full amount of payments to Cherokee Insurance Company and Liberty Bell Agency were recouped from the independent contractors.

     The company has auto liability coverage with AIG Insurance Company. The company retained Liberty Bell Agency as its third party claims administrator. The TPA agreement is a one year agreement which commenced on the October 1, 2001, and was renewed on October 2, 2002. The auto liability insurance policy has a $2,500 per claim deductible. Liberty Bell Agency adjusts the claims and pays the claimants the amounts of the settlements. Liberty Bell Agency invoices the company for the claims which fall within the $2,500 deductible. The company paid Liberty Bell Agency a total of $166,280 for claims paid by Liberty Bell Agency under the deductible.

     The company paid Central Transport International, Inc. $17,653 during 2002 for transportation services. Transportation services are provided on an as needed basis and are negotiated in the regular course of the company's transportation business.

     We believe that each of the above transactions was entered into on terms as favorable to us as could have been obtained from unaffiliated third parties at the time such transactions were negotiated. The company expects to continue transactions with subsidiaries of CenTra in 2003 that are similar to those described above.

OPTION GRANTS IN 2002

     The following table provides information on options granted to the named executive officers during the year ended December 31, 2002:

                                           INDIVIDUAL GRANTS
                         ------------------------------------------------------   POTENTIAL REALIZABLE VALUE AT
                                         % OF TOTAL                                  ASSUMED ANNUAL RATES OF
                         NO. OF SHARES    OPTIONS                                 STOCK PRICE APPRECIATION FOR
                          UNDERLYING     GRANTED TO     EXERCISE                         OPTION TERM(3)
                            OPTIONS      EMPLOYEES       PRICE       EXPIRATION   -----------------------------
NAME                      GRANTED(1)      IN 2002     PER SHARE(2)      DATE           5%              10%
----                     -------------   ----------   ------------   ----------   -------------   -------------
Robert W. Weaver.......     120,000        38.40%        $23.22       8/27/12      $1,752,352      $4,438,892
W. Clif Lawson.........      90,000        28.80%        $23.22       8/27/12      $1,314,263      $3,329,169
Larry J. Goddard.......      90,000        28.80%        $23.22       8/27/12      $1,314,263      $3,329,169

---------------

(1) Options vest in increments of 20% at the date of grant and the remaining 80% vests over the next succeeding six years subject to the company meeting certain specified performance criteria.

(2) The exercise price for each of the options has been the market price of the common stock at the time the option was granted. The exercise price may be paid in cash, or at the discretion of the Compensation and Stock Option Committee, by the delivery of previously owned shares, or by a combination of cash and shares.

(3) Caution is recommended in interpreting the financial significance of these figures. Potential values are based on the assumption that the company's common stock will appreciate 5% or 10% each year, compounded annually, from the grant date of the option to the end of the option term. The figures are not intended to forecast future appreciation, if any, of the price of common stock or establish a present value of the options.

AGGREGATED STOCK OPTION EXERCISES IN 2002 AND YEAR-END OPTION VALUES

     The following table provides information on the exercise of stock options during the year ended December 31, 2002 by the named executive officers and the value of unexercised options at December 31, 2002:

                                                           NUMBER OF SHARES
                                SHARES                  UNDERLYING UNEXERCISED     VALUE OF UNEXERCISED IN-THE-
                              ACQUIRED ON    VALUE        OPTIONS AT 12/31/02       MONEY OPTIONS AT 12/31/02
NAME                           EXERCISE     REALIZED   EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE(1)
----                          -----------   --------   -------------------------   ----------------------------
Robert W. Weaver............       0          N/A            54,000/96,000              $526,560/$191,040
W. Clif Lawson..............       0          N/A            18,000/72,000                35,820/ 143,280
Larry J. Goddard............       0          N/A            18,000/72,000                35,820/ 143,280

---------------

(1) Dollar values were calculated by subtracting the exercise price from the fair market value of the underlying common stock on December 31, 2002 ($25.21 per share). An option is "in-the-money" if the market value of the common stock underlying the option exceeds the option's exercise price.

COMPENSATION OF DIRECTORS

     We currently pay our non-employee directors an annual fee of $8,000 per year. In addition, such directors are paid a fee of $1,500 per Board or committee meeting that they attend in person, and $500 per Board or committee meeting that they attend by telephone. When a director attends more than one meeting on the same day, the director is generally paid only one meeting fee for the day. We reimburse directors for their expenses in attending such meetings. Directors who are also employees of P.A.M. are not additionally compensated for their services as members of the Board of Directors.

     Pursuant to automatic grant provisions under our 1995 Stock Option Plan, on March 2 of each year, each non-employee director is granted an option to purchase 2,000 shares of our common stock at an exercise price equal to the fair market value of our stock on the date of grant. During 2002, options were granted for 2,000 shares of common stock to each of Messrs. Calderone, Matthew Moroun, Sullivan and Wilkins, who were our non-employee directors as of March 2, 2002. The exercise price under these options is $20.79 per share.

     Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this proxy statement, in whole or in part, the following Report of the Compensation and Stock Option Committee on Executive Compensation and the Stockholder Return Performance Graph shall not be incorporated by reference into any such filings.

                  REPORT OF THE COMPENSATION AND STOCK OPTION
                      COMMITTEE ON EXECUTIVE COMPENSATION

     In accordance with the proxy statement rules of the Securities and Exchange Commission, the Compensation and Stock Option Committee of the Board of the Directors offers the following report regarding compensation policies for our executive officers and Chief Executive Officer with respect to compensation paid to such officers during the last fiscal year.

     During 2002, Messrs. Calderone, Conner, Cooke, Matthew Moroun, Sullivan and Wilkins served as members of the Compensation and Stock Option Committee, though not all together at the same time. Each of them is a non-employee director of P.A.M. It is the Committee's responsibility to review and make recommendations to the Board of Directors with respect to compensation of P.A.M.'s officers. In formulating its compensation policies and decisions, the Committee endeavors to provide a competitive compensation package that enables the company to attract and retain key executives and to integrate compensation programs with the company's annual and long-term business strategies and objectives and focus executive actions on the fulfillment of the objectives.

     P.A.M.'s executive compensation program generally consists of base salary and annual incentive compensation through a cash bonus plan. Stock options are utilized in order to align executives' interests more closely with the interests of stockholders. The amount of such awards, if any, may be determined from time to time by the Compensation and Stock Option Committee or the Board of Directors.

     Robert W. Weaver, P.A.M.'s President and Chief Executive Officer, is presently employed pursuant to a three-year employment agreement that became effective on July 1, 2002. The company has also entered into two and one-half to three-year employment agreements with its two other executive officers, W. Clif Lawson, Executive Vice President and Chief Operating Officer, and Larry J. Goddard, Vice President and Chief Financial Officer. The terms of these agreements are described above under the caption "Employment Agreements."

     The Board of Directors has adopted an Incentive Compensation Plan covering all of our office and shop employees, including executive officers, which allows employees to earn annual bonuses, payable over a three-year period, based on the operating ratio and revenues of the company. The Board of Directors believes this program serves as an incentive to all participating employees (currently approximately 250 employees) to give greater effort on behalf of the company. During 2002, Messrs. Weaver, Lawson and Goddard accrued bonuses of $182,327, $98,413 and $81,278, respectively, pursuant to the company's Incentive Compensation Plan.

     The Committee believes that the total compensation of the company's executive officers has been competitive within the industry.

     P.A.M.'s future compensation policies will be developed in light of P.A.M.'s profitability and with the goal of rewarding members of management for their contributions to the company's success. It is the company's intention that the compensation to be paid to its executive officers will not exceed the present maximum allowable amount for purposes of deductibility set forth in the Internal Revenue Code.

                                          Compensation and Stock Option
                                          Committee

                                          Frederick P. Calderone
                                          Matthew T. Moroun
                                          Daniel C. Sullivan
                                          Charles F. Wilkins

                      STOCKHOLDER RETURN PERFORMANCE GRAPH

     Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder return on our common stock against the cumulative total return of the CRSP Total Return Index for the Nasdaq Stock Market (U.S. companies) and the CRSP Total Return Index for the Nasdaq Trucking and Transportation Stocks for the period of five years commencing December 31, 1997 and ending December 31, 2002. The graph assumes that the value of the investment in our common stock and each index was $100 on December 31, 1997.

                              (PERFORMANCE GRAPH)

--------------------------------------------------------------------------------------
                         1997       1998       1999       2000       2001       2002
--------------------------------------------------------------------------------------
 PTSI                   $100.00    $ 90.00    $111.25    $ 80.31    $126.80    $252.10
 Nasdaq Stock Market
  U.S.                  $100.00    $140.99    $261.95    $157.56    $125.02    $ 86.39
 Nasdaq Trucking &
  Transportation
  Stocks                $100.00    $ 90.36    $ 86.12    $ 78.28    $ 92.57    $ 90.26

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of March 25, 2003, information concerning ownership of our common stock by our directors and executive officers, both individually and as a group, and by each stockholder known by us to be the beneficial owner of more than 5% of our outstanding common stock.

     As of March 25, 2003, there were 11,289,207 shares of our common stock outstanding. Unless otherwise indicated, each person has sole voting and investment power with respect to shares shown as beneficially owned by such person. The number of shares of our common stock beneficially owned by a person includes shares of common stock issuable with respect to options held by the person that are exercisable within 60 days of March 25, 2003. The percentage of our common stock beneficially owned by a person has been calculated as if the person had exercised all such options the person holds and that no other persons exercised any options.

                                                                    SHARES         PERCENT
BENEFICIAL OWNER                                              BENEFICIALLY OWNED   OF CLASS
----------------                                              ------------------   --------
Matthew T. Moroun...........................................      4,464,713(1)       39.5%
Robert W. Weaver............................................        318,428(2)        2.8%
Daniel C. Sullivan..........................................         24,000(3)          *
Charles F. Wilkins..........................................          8,000(3)          *
Frederick P. Calderone......................................          9,000(4)          *
Manuel J. Moroun............................................          2,000(5)          *
Thomas H. Cooke.............................................          2,000(6)          *
Frank L. Conner.............................................          2,000(6)          *
W. Clif Lawson..............................................         83,000(7)          *
Larry J. Goddard............................................         92,313(8)          *
FMR Corp....................................................      1,597,075(9)       14.1%
TimesSquare Capital Management, Inc. and Cigna
  Corporation...............................................        658,789(10)       5.8%
Directors and executive officers as a group (10 persons)....      5,005,454(11)      43.7%

---------------

  *  Less than 1%.

 (1) Includes 1,362,713 shares owned directly, 10,000 shares subject to options exercisable within 60 days of March 25, 2003, and 3,092,000 shares held in a trust of which Matthew Moroun is a co-trustee and a beneficiary (the "Moroun Trust"). Norman E. Harned is co-trustee with Matthew Moroun of the Moroun Trust and may therefore be deemed to beneficially own the shares held by the Moroun Trust. The business address of each of Messrs. Moroun and Harned is 12225 Stephens Road, Warren, Michigan 48091.

 (2) Includes 70,000 shares subject to options that are exercisable within 60 days of March 25, 2003.

 (3) Includes 8,000 shares subject to options that are exercisable within 60 days of March 25, 2003.

 (4) Includes 9,000 shares subject to options that are exercisable within 60 days of March 25, 2003.

 (5) Includes 2,000 shares subject to options that are exercisable within 60 days of March 25, 2003. Does not include the 4,464,713 shares shown in the table as being beneficially owned by Manuel Moroun's son, Matthew Moroun.

 (6) Includes 2,000 shares subject to options that are exercisable within 60 days of March 25, 2003.

 (7) Includes 1,500 shares held in a trust of which Mr. Lawson is trustee and his sister is the trust beneficiary, and 1,500 shares held by Mr. Lawson as custodian. Also includes 30,000 shares subject to options that are exercisable within 60 days of March 25, 2003.

 (8) Includes 30,000 shares subject to options that are exercisable within 60 days of March 25, 2003.

 (9) Based upon a Schedule 13G dated February 14, 2003 filed by FMR Corp. (and related parties) which indicates that it has the sole power to dispose of the shares, and sole power to vote 177,766 of the shares. The Schedule 13G indicates that 982,917 of the shares are held by the Fidelity Low Price Stock Fund, a registered investment company, for which FMR Corp. or one of its subsidiaries acts as investment adviser. We make no representation as to the accuracy or completeness of the information reported. The address of FMR Corp. is 82 Devonshire Street, Boston, Massachusetts 02109.

(10) Based upon a Schedule 13G dated February 3, 2003 filed by TimesSquare Capital Management, Inc. and Cigna Corporation which indicates that they have shared power to vote and to dispose of the shares. We make no representation as to the accuracy or completeness of the information reported. The address of TimesSquare Capital Management, Inc. is Four Times Square, 25th Floor, New York, NY 10036. The address of Cigna Corporation is One Liberty Place, Philadelphia, Pennsylvania 19192.

(11) Includes 171,000 shares subject to options that are exercisable within 60 days of March 25, 2003.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Audit Committee of the Board of Directors has selected Deloitte & Touche LLP as our principal independent auditors for the year ending December 31, 2003. Representatives of Deloitte & Touche LLP do not plan to attend the annual meeting of stockholders.

AUDIT FEES

     Audit Fees. The aggregate fees billed by Deloitte & Touche LLP for professional services rendered for the audit of our annual financial statements for the year ending December 31, 2002 and the reviews of the financial statements included in our Forms 10-Q during 2002 were $61,000.

     Financial Information Systems Design and Implementation Fees. During 2002, Deloitte & Touche LLP did not perform any services with regard to financial information systems design and implementation.

     All Other Fees. The aggregate fees for non-audit services provided by Deloitte & Touche LLP were $34,860. The Audit Committee believes that the services provided by Deloitte & Touche LLP that resulted in such fees were not incompatible with maintaining the independence of such firm.

CHANGE OF ACCOUNTANTS

     On July 9, 2002, we dismissed our independent auditors, Arthur Andersen LLP, and on the same date engaged Deloitte & Touche LLP as our independent auditors for the fiscal year ending December 31, 2002. Each of these actions was approved by the Audit Committee of our Board of Directors.

     Arthur Andersen LLP audited our financial statements for the fiscal year ended December 31, 2001 and for the fiscal year ended December 31, 2000. Neither of the audit reports of Arthur Andersen LLP for those years contained any adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope, or accounting principles. In connection with the audits for the fiscal years ended December 31, 2001 and 2000 and for the unaudited interim period ended March 31, 2002, there were no disagreements with Arthur Andersen LLP on any matter of accounting principle or practice, financial statement disclosure, or audit procedure or scope which disagreement, if not resolved to the satisfaction of Arthur Andersen LLP, would have caused it to make reference to the subject matter of the disagreement in its report.

     Further, prior to the engagement of Deloitte & Touche LLP, neither we nor any of our representatives sought the advice of Deloitte & Touche LLP regarding the application of accounting principles to a specific completed or contemplated transaction or the type of audit opinion that might be rendered on our financial statements, which advice was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue.

     In connection with the audit of the fiscal year ended December 31, 2001 and for the unaudited interim period ended March 31, 2002, Arthur Andersen LLP did not advise the Company that:

          (i) internal controls necessary for us to develop reliable financial statements did not exist;

          (ii) information had come to its attention that led it to no longer be able to rely on management's representations, or that made it unwilling to be associated with the financial statements prepared by management;

          (iii) there existed a need to expand significantly the scope of its audit, or that information had come to its attention that if further investigated might materially impact the fairness or reliability of either: a previously issued audit report or the underlying financial statements, or the financial statements issued or to be issued covering the fiscal period subsequent to the date of the most recent financial statements covered by an audit report (including information that might prevent it from rendering an unqualified audit report on those financial statements).

     We requested that Arthur Andersen LLP furnish us with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. We made reasonable efforts to obtain such letter and have not obtained any letter from Arthur Andersen LLP.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Certain transactions between us and subsidiaries of CenTra, Inc., a corporation controlled by Manuel Moroun, who is a member of our Board of Directors, and his son, Matthew Moroun, who is our largest stockholder, and a member of our Board of Directors, are described above under the caption "Compensation Committee Interlocks and Insider Participation."

             ANNUAL REPORT TO STOCKHOLDERS AND REPORT ON FORM 10-K

     Additional information concerning us, including our financial statements, is provided in our 2002 Annual Report to Stockholders that accompanies this proxy statement. Our Annual Report on Form 10-K for the year ended December 31, 2002, as filed with the Securities and Exchange Commission, is available to stockholders who make a written request for it to our Secretary, Larry J. Goddard, at our principal executive office, 297 West Henri DeTonti Boulevard, Tontitown, Arkansas 72770. Copies of exhibits filed with that report or referenced in it will be furnished to stockholders of record upon request and payment of our expenses in furnishing such documents.

                             STOCKHOLDER PROPOSALS

     Any proposal to be presented at the 2004 Annual Meeting of Stockholders must be received at our principal executive office not later than December 26, 2003, directed to the attention of the Secretary, for consideration for inclusion in our proxy statement and form of proxy relating to that meeting. Any such proposals must comply in all respects with the rules and regulations of the Securities and Exchange Commission.

     In connection with our Annual Meeting of Stockholders to be held in 2004, if we do not receive notice of a matter or proposal to be considered by March 10, 2004, then the persons appointed by the Board of Directors to act as the proxies for such Annual Meeting (named in the form of proxy) will be allowed to use their discretionary voting authority with respect to any such matter or proposal at the Annual Meeting, if such matter or proposal is properly raised at the Annual Meeting and put to a vote.

                                 OTHER MATTERS

     We do not know of any matters to be brought before the meeting other than those described in this proxy statement. If any other matter properly comes before the meeting, the persons designated as proxies will vote on each such matter in accordance with their best judgment.

                                          By Order of the Board of Directors

                                          /s/ Robert W. Weaver

                                          ROBERT W. WEAVER
                                          President and Chief Executive Officer

April 28, 2003

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

                      P.A.M. TRANSPORTATION SERVICES, INC.

    The undersigned stockholder(s) of P.A.M. Transportation Services, Inc., a Delaware corporation, hereby appoints Robert W. Weaver and Larry J. Goddard, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2003 Annual Meeting of Stockholders of P.A.M. Transportation Services, Inc. to be held on Thursday, May 29, 2003 at 9:00 a.m., local time, at the Westin La Cantera Resort, 16641 La Cantera Parkway, San Antonio, Texas, and at any or all adjournments or postponements of the meeting, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:

    (1) To elect eight directors to serve until the next annual meeting of stockholders and until their successors are elected and qualified:

[ ]         FOR all nominees listed            [ ]         WITHHOLD AUTHORITY to
            below (except as                               vote for all nominees
            otherwise indicated
            below)

  Frederick P. Calderone; Frank L. Conner; Thomas H. Cooke; Manuel J. Moroun; Matthew T. Moroun; Daniel C. Sullivan; Robert W. Weaver; and Charles F. Wilkins

 IF YOU WISH TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE(S), WRITE
                         THE NAME(S) ON THE LINE BELOW:


--------------------------------------------------------------------------------

    (2) In their discretion, upon such other matter or matters which may properly come before the meeting or any adjournment or postponement of the meeting.

PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY PROMPTLY. This proxy, when properly executed, will be voted in accordance with directions given by the undersigned stockholder(s). If no direction is made, it will be voted FOR the election of all of the nominees for director, and as the proxies deem advisable on such other matters as may come before the meeting.

                                    Dated:                          ,2003
                                            ---------------------

                                    --------------------------------------------
                                    Signature

                                    --------------------------------------------
                                    Signature

                                    This Proxy should be marked, dated,
                                    and signed by the stockholder(s)
                                    exactly as his or her name appears
                                    hereon, and returned promptly in the
                                    enclosed envelope. Persons signing in
                                    a fiduciary capacity should so
                                    indicate. If shares are held by joint
                                    tenants or as community property, both
                                    should sign.